Exhibit 99.1

Second Quarter 2014 Results and Investor Conference Call

PALM BEACH GARDENS, FL (August 13, 2014) – Aurora Diagnostics Holdings, LLC announced that it will hold a conference call to review its results for the quarter ended June 30, 2014, on Wednesday, August 20, 2014, at 11:00 a.m. Eastern Time. The call may be accessed by dialing (877) 561-2748 for U.S. callers or (720) 545-0044 for international callers. Please reference conference ID# 85157883.

The Company will provide a live internet webcast of the conference call, as well as an archived replay, all of which can be accessed from the Company’s Investor Relations page at www.auroradx.com. In addition, a telephonic replay of the conference call will be available through midnight on Wednesday, August 27, 2014 and can be accessed by dialing (855) 859-2056 (toll free) or (404) 537-3406. Please reference conference ID# 85157883.

About Aurora Diagnostics

Aurora Diagnostics is a specialized laboratory company focused on anatomic pathology at 21 primary community-based locations within the United States. With 120 licensed physicians, Aurora Diagnostics provides high-quality diagnostics and testing information for the patients of its primary referral sources—dermatologists, OB/GYN professionals, gastroenterologists, urologists, general surgeons, oncologists, and over 60 community-based hospitals. For additional information regarding Aurora Diagnostics and the services it provides, please visit the company website at www.auroradx.com.

For additional information regarding the Company and the services it provides, visit the Company’s website located at http://www.auroradx.com.

Investor Relations Contact

For questions and inquiries regarding the foregoing, please contact John D’Achille, Director of Financial Reporting, at jdachille@auroradx.com.